                                 Exhibit (a)(2)


                          FORM OF LETTER OF TRANSMITTAL



           LETTER OF TRANSMITTAL TO TENDER CERTAIN OPTIONS TO PURCHASE
       SHARES OF COMMON STOCK HAVING AN EXERCISE PRICE OF MORE THAN $7.00
      FOR NEW OPTIONS PURSUANT TO THE OFFER TO EXCHANGE DATED JULY __, 2001


-------------------------------------------------------------------------------

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON _________, _______ __, 2001, UNLESS THE OFFER IS EXTENDED.

-------------------------------------------------------------------------------

         To:  Concord Camera Corp.,
                 4000 Hollywood Boulevard
                 Suite 650N
                 Hollywood, Florida 33021
                 (telephone: (954) 331-4212)


              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
                          OTHER THAN AS SET FORTH ABOVE
                       WILL NOT CONSTITUTE VALID DELIVERY.

   ==========================================================================

                  Pursuant to the terms and subject to the conditions of the Offer to Exchange dated July __, 2001, and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, no par value per share of Concord Camera Corp. ("Option Shares"), with an exercise price in excess of $7.00 per share which are outstanding under the Concord Camera Corp. Long-Term Incentive Plan (the "Incentive Plan") and/or other Individual Option Plans (the "Individual Option Plans" together with the Incentive Plan, the "Plans"). NOTE: To validly tender such eligible options you must complete the following table according to instructions 2 and 3 on page 6 of this Letter of Transmittal.

                                        Total Number of       Option Plan under
  Grant Date of   Exercise Price    Option Shares Remaining     which Option
   Option /1/       of Option         Subject to Option /2/    was Granted /3/
===============================================================================
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     /1/ List each option on a separate line even if more than one option was issued on the same grant date.
     /2/ Provide the total number of Option Shares for which the option remains outstanding (i.e. for which the option has not been exercised) in this column. The entire outstanding (unexercised) amount of any eligible option you specify herein must be tendered.
     /3/ Identify the Plan under which the Option shares were granted.

         You must enclose with this letter the original, executed copy of the option agreement covering each option listed above or your tender will not be valid.



          To Concord Camera Corp.:

          Upon the terms and subject to the conditions set forth in the Offer to Exchange dated July __, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Concord Camera Corp., a New Jersey corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, no par value per share, of the Company (the "common stock") specified in the table on page 1 of this Letter (the "options") in exchange for "new options". All new options will be granted under, and will be subject to the terms of either the Company's Long-Term Stock Incentive Plan or the respective Individual Option Plans (collectively, the "Plans") pursuant to which the tendered eligible option was granted and to a new option agreement between the Company and myself.

          Subject to the terms and conditions of the Offer, I will receive a new option for a number of shares of common stock equal to seventy-five percent (75%) of the number of shares subject to the unexercised portion of the eligible option(s) I am tendering hereby (rounded up to the nearest whole share).

          In accordance with the terms and conditions of the Offer, I have listed each option I am tendering on page 1 of this Letter, and I am tendering each such option in its entirety (to the extent outstanding). I understand that the Company will not accept a tender of only a portion of an outstanding option.

         I also understand that I may not tender, pursuant to the Offer, any shares of common stock that I own, including any common stock I own as a result of exercising options granted to me.

          Subject to, and effective upon, the Company's acceptance for exchange of the options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the options that I am tendering hereby, and I hereby agree that I shall have no further right or entitlement to purchase any shares of the Company's common stock pursuant to the tendered options which are accepted by the Company for cancellation or to have any other rights or entitlements under those canceled options. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the options I am tendering hereby are subject.

          I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent such options are accepted for exchange by the Company, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the options I am tendering hereby.

          All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

          By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

          I acknowledge that the new options (1) will be granted effective as of the date of the Company's acceptance for exchange and cancellation of the eligible options and (2) will be subject to the terms and conditions set forth in the respective Plan pursuant to which my old option was issued and a new option agreement between the Company and myself that will be forwarded to me after the grant of the new options.

          The name and social security number of the registered holder of the options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such options. In the appropriate boxes of the table, I have listed for each option the grant date, the exercise price, the number of Option Shares for which the option remains outstanding (i.e. unexercised), and the name of the Plan under which each tendered option was granted. Subject to the terms and conditions of the Offer, I understand that I may tender all, some or none of my eligible options outstanding under the respective Plans with an exercise price per share in excess of $7.00 and that I am not required to tender any of such options in the Offer. I also understand that all of such options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn, will be exchanged for new options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Eastern Daylight Savings Time, on _______ __, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

          I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any options tendered for exchange. If the Offer is terminated, I understand that the options delivered herewith, but not accepted for exchange, will be returned to me at the address indicated below.

          The Offer is not being made to (nor will tenders of options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

          All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange. In particular, the term "eligible options" shall have the meaning ascribed to it in the Offer to Exchange.

          I have read, understand and agree to all of the terms and conditions of the Offer.

                           (See Instructions 1 and 4)

          You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

      =========================================================================

                               SIGNATURE OF OWNER

         x__________________________________________________
           (Signature of Holder or Authorized Signatory)

         Date:   __________ __, 2001

         Name:______________________________________________
                            (Please Print)

         Capacity:__________________________________________


         Address:___________________________________________

                 ___________________________________________
                             (Please include ZIP code)



         Telephone No. (with area code):_____________________

         Tax ID/ Social Security No.:________________________

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

              The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Concord. If you elect to deliver your documents by mail, Concord recommends that you use registered mail with return receipt requested and that you properly insure the documents. In all cases, you should allow sufficient time to ensure timely delivery. Concord will not accept deliver by facsimile or e-mail.

                      Tenders of options made pursuant to the Offer may be
              withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered options before 12:00 midnight, Eastern Daylight Savings Time, on the expiration date, you may withdraw your tendered options at any time after the expiration date, provided they have not been accepted for exchange. To withdraw tendered options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company before the expiration of the Offer. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described in the Offer.

                      The Company will not accept any alternative, conditional
              or contingent tenders. All tendering option holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the options to be tendered should be provided on a separate schedule attached hereto.

3. Tenders. If you intend to tender eligible options pursuant to the Offer, you must complete the table on page 1 of this Letter by providing the following information for each eligible option that you intend to tender: grant date, exercise price, total number of Option Shares which remain subject to the option (which must be all unexercised Option Shares subject to the option), and the name of the Plan under which the grant was made. You may tender all, some or none of your eligible options, however you may not tender less than the entire outstanding portion of a particular option.

4. Signatures on this Letter of Transmittal. If this Letter is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements governing the options without alteration, enlargement or any change whatsoever.

              If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit with this Letter proper evidence satisfactory to the Company of the authority of such person so to act.

5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Ann E. Neal, Corporate Counsel, at the address and telephone number given on the front cover of this Letter. You will be furnished copies promptly at the Company's expense.

6. Irregularities. The Company will determine, in its discretion, all questions as to the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to eligible options or to be subject to new options. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines do not comply with the conditions of the Offer, are not in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

              Important: This letter together with the original option agreements covering the eligible options being tendered and any other required documents must be received by the Company, on or prior to the expiration date.

7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.